SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2011

XZERES Wind Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-91191	74-2329327
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9025 SW Hillman Court, Suite 3126 Wilsonville, OR	97070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-388-7350

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Effective May 3, 2011, S. Clayton Wood stepped down as our President and Chief Operating Officer and was appointed to Executive Vice President of Operations. Mr. Wood’s primary focus will be to oversee certain operations of the Company to include: supply chain, manufacturing, service and support facilities and establishment and maintenance of the Company’s test site.

In addition, Mr. Wood’s compensation package was adjusted to a base salary of One Hundred Twenty Five Thousand Dollars ($125,000), payable bi-weekly, plus a one-time bonus of Twenty Five Thousand Dollars ($25,000) upon profitability of the Company. His prior grant of 460,000 restricted shares of our common stock, of which 100,000 has vested, remains in full force and effect.

Mr. Frank Greco, our CEO and a member of our board of directors, will assume the office of president.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
10.1	Employment Agreement, as Amended with S. Clayton Wood dated April 29, 2011
10.2	Incentive Stock Option Agreement with S. Clayton Wood, dated March 22, 2010 [1]
17.1	Resignation of Clayton Wood as Chief Operating Officer and President

1Incorporated by reference as filed on Form 10-K on March 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XZERES Wind Corp.

/s/ Steven Shum

Steven Shum

Chief Financial Officer

Date: May 6, 2011

2